TORTEC GROUP

TABLE OF CONTENTS

Financial Statements as of September 30, 2017, and for the period from September 8, 2017 ("Inception") to September 30, 2017
Page
Independent Auditor's Report	1

Balance Sheet	2

Statement of Operation	3

Statement of Shareholders’ Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of TORtec Group

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TORtec Group (the "Company") as of September 30, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the period September 8, 2017 (Inception) through September 30, 2017 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2017, and the results of its operations and its cash flows for the period September 8, 2017 (Inception) through September 30, 2017, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2017

Lakewood, CO

June 22, 2018

TORTEC GROUP

BALANCE SHEET

AS OF SEPTEMBER 30, 2017

September 30,
2017

ASSETS
Current Assets
Cash	$ 470,000
Total Current Assets	470,000

Total Assets	$ 470,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$ -
Total Current Liabilities	-

Commitments and contingencies

Shareholders' Equity
Common stock - $0.001 par value; 100,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	1,601,500
Subscriptions receivable	(50,000)
Accumulated deficit	(1,091,500)
Total Shareholders' Equity	470,000
Total Liabilities and Shareholders' Equity	$ 470,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TORTEC GROUP

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

For the Period from Inception to September 30, 2017

Revenues	$ -

Operating Expenses
General and administrative (including stock based compensation of $591,500)	591,500
Impairment of license	500,000
Total Operating Expenses	1,091,500
Operating Loss	(1,091,500)
Interest expense	-
Loss before provision for income taxes	(1,091,500)
Provision for income taxes	-
Net loss	$ (1,091,500)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TORTEC GROUP

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total

Balance at Inception	-	$ -	$ -	$ -	$ -	$ -

Common stock issued for cash and subscription agreements	5,000,000	5,000	515,000	(50,000)	-	470,000
Common stock issued for license agreements	5,000,000	5,000	495,000	-	-	500,000
Common transferred in connection with legal and other services related to the TORTec Group organization	-	-	216,500	-	-	216,500
Common transferred in connection with legal and other services subsequent to TORTec Group organization	-	-	375,000	-	-	375,000
Net loss	-	-	-	-	(1,091,500)	(1,091,500)

Balance at September 30, 2017	10,000,000	$ 10,000	$1,601,500	$ (50,000)	$ (1,091,500)	$ 470,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TORTEC GROUP

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

For the Period from Inception to September 30, 2017

Cash Flows from Operating Activities:
Net loss	$ (1,091,500)
Adjustments to reconcile net loss to net cash
from operating activities:
Common stock issued for services	591,500
Common stock issued for license	500,000
Changes in assets and liabilities:
Accounts payable and accrued liabilities	-
Net Cash Used in Operating Activities	-
Cash Flows from Financing Activities:
Proceeds from sale of common stock	470,000
Cash Flows Provided by Financing Activities:	470,000

Net Change in Cash	470,000
Cash at Beginning of Year	-
Cash at End of Year	$ 470,000

Supplement Disclosure of Cash Flow Information:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

Supplement Disclosure of Non-Cash Investing and Financing Activity:
Subscription receivable	$ 50,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

NOTE 1 - ORGANIZATION AND OPERATIONS

TORtec Group (the “Company” or "TORtec") was incorporated in the State of Wyoming on September 8, 2017 (“Inception”).

On September 9, 2017, TORtec entered into General Agreement No. US-17 on cooperation and joint activities on commercialization of TOR-technologies, introduction of new productions, products and services in the markets of North, Central and South America (the “Exclusive License Agreement”) with the parties that invented the TOR-technology.  The Exclusive License Agreement grants to TORtec an exclusive license to utilize the technology for certain purposes throughout North, Central and South America.

The TOR-technology equipment is best described as a cascaded adiabatic resonance vortex mill utilizing compressed air as the energy in the system.  This proprietary technology includes the ability to size and classify material processed by elemental composition and specific gravity.

In some cases, the quality and composition of the materials and liquids processed are new.  This TOR-technology has the potential to influence the efficiency and quality of the micro-pulverization industry for re-mineralizing soil, conserve energy, cleanup and extract value from mining waste piles and to create new bio-products and metal-ceramic composites.

Acquisition by Geo Point Resources, Inc,

On November 22, 2017, the Company entered into a Share Exchange Agreement (the “Agreement”), the transaction closed on December 4, 2017, with Geo Point Resources, Inc. ("Geo Point"), pursuant to which the Geo Point acquired 100% of the issued and outstanding shares of common stock of the Company. Under the terms of the Agreement, a total of 90,000,000 shares of Geo Point’s common stock were issued to the Company's shareholders as consideration in exchange for all 10,000,000 issued and outstanding shares of the Company's common stock being transferred to Geo Point, making the Company a wholly-owned subsidiary of Geo Point.  As a result, the Company's shareholders collectively own ninety percent (90.0%) of Geo Points issued and outstanding shares of our common stock immediately following the acquisition.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with the accounting principles generally accepted in the United States of America and are presented in United States Dollars (“USD”) using the accrual basis of accounting.  Outlined below are those policies considered particularly significant.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. As of September 30, 2017, the Company hasn't commenced its intended operations. In addition, the Company currently has limited liquidity and has yet to generate revenues from operations. These factors cause substantial doubt about the Company's ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management anticipates that the Company will be dependent, for the foreseeable future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenues from our planned principal operations.

The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company's control could cause fluctuations in these conditions, including the political environment and acts or threats of war or terrorism. Adverse developments in these general business and economic conditions, including recession, downturn or otherwise, could have a material adverse effect on the Company's financial condition and the results of its operations.

The Company currently has no sales and limited marketing and/or distribution capabilities. The Company has limited experience in developing, training or managing a sales force and will incur substantial additional expenses if we decide to market any of our current and future products. Developing a marketing and sales force is also time consuming and could delay launch of our future products. In addition, the Company will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. In addition, the Company has limited capital to devote to sales and marketing.

The Company's industry is characterized by rapid changes in technology and customer demands. As a result, the Company's products may quickly become obsolete and unmarketable. The Company's future success will depend on its ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, the Company's products must remain competitive with those of other companies with substantially greater resources. The Company may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, the Company may not be able to adapt new or enhanced products to emerging industry standards, and the Company's new products may not be favorably received. Nor may we have the capital resources to further the development of existing and/or new ones.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

Fair Value Measurements

The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments.

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs such as quoted prices in active markets;

Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 - Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

As of September 30, 2017, the Company's cash was considered a level 1 instrument. The Company does not have any level 2 and 3 instruments.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based Compensation

As of September 30, 2017, the Company has not issued any share-based payments to its employees or third-party consultants. The Company will account for stock options issued to employees and consultants under ASC 718 Compensation-Stock Compensation. Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite vesting period.

The Company will measure compensation expense for its non-employee stock-based compensation under ASC 505 Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Income Taxes

The Company follows ASC 740, Income Taxes for recording the provision for income taxes. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Tax law and rate changes are reflected in income in the period such changes are enacted. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized. The Company includes interest and penalties related to income taxes, including unrecognized tax benefits, within the income tax provision.

The Company's income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. While the Company believes it has appropriate support for the positions taken on its tax returns, the Company regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable and deferred taxes in the period in which the facts that give rise to a revision become known.

The Company recognizes windfall tax benefits associated with share-based awards directly to stockholders' equity only when realized. A windfall tax benefit occurs when the actual tax benefit realized by the Company upon an employee's disposition of a share-based award exceeds the deferred tax asset, if any, associated with the award that the Company had recorded. When assessing whether a tax benefit relating to share-based compensation has been realized, the Company follows the tax law ordering method, under which current year share-based compensation deductions are assumed to be utilized before net operating loss carryforwards and other tax attributes.

The Company has elected a March 31st year end and has yet to file any tax returns. There are no open tax periods nor any current tax examinations.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

analysis of final year-end data and tax positions. The Company expects to complete its analysis within the measurement period in accordance with SAB 118.

Recently Issued Accounting Guidance

In May 2014, and later amended in August 2015, the Financial Accounting Standards Board (“FASB”) issued new Accounting Standards Update (“ASU”) regarding revenue recognition under GAAP. This new guidance will supersede nearly all existing revenue recognition guidance and is effective for public entities for annual and interim periods beginning after December 31, 2017. Early adoption is permitted for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of this new guidance on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of this new guidance on the Company’s financial statements.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company doesn't have any pending or threatened litigation.

On September 9, 2017, TORtec entered into an agreement with MTM Center GmbH, a shareholder of TORtec, for the construction of equipment utilizing the TORtec technology, referred to as the Tornado M. The total purchase price is 394,000 Euros ($464,920 as of September 30, 2017) for which as of September 30, 2017, the Company hadn't made any payments. Subsequent to September 30, 2017, the Company has made payments of approximately $472,000. The Company expects to receive the equipment between June and July 2018. The Tornado M will be used in the Company's operations.

NOTE 4 - SHAREHOLDERS' EQUITY

In May 2017, the Company issued 5,000,000 shares of common stock for subscriptions receivable of $520,000. As of September 30, 2017, subscriptions receivable were $50,000 for which was collected subsequent to September 30, 2017.

In May 2017, the Company issued 5,000,000 shares of common stock in connection with the Exclusive License Agreement discussed in Note 1. The Company valued the common stock at $500,000 based upon the sales price of the Company's common stock. The value of the common stock was expensed due to the related party nature of the transaction.

During the period ended September 30, 2017, shareholders of the Company transferred shares to various third parties for legal and other professional services performed on behalf of the Company. For services performed on or before the sale of common stock, which was approximately May 2017, the shares were valued at $0.10 per share. The price was based upon the per share price of the common stock sale. For services performed subsequent to this date, August and September 2017, the shares were valued at $1.00 per share which represented the amounts in which a shareholder sold shares of the Company's common

TORTEC GROUP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 8, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

stock to third parties. All amounts were expensed on the date of issuance as there were no performance criteria required.

NOTE 5 - SUBSEQUENT EVENTS

See Notes 1, 3 and 4 for disclosure of subsequent events. The Company has evaluated events subsequent to the filing date and has determined that no events, other than those disclosed above, have occurred that would materially affect the financial statements above.